Exhibit 3.2

Amended and Restated Bylaws of
MAIR Holdings, Inc.

ARTICLE I

OFFICES

The registered office of the Corporation shall be in the City of Minneapolis, County of Hennepin, State of Minnesota or in the place designated in a statement of the Board of Directors filed with the Secretary of the State of Minnesota changing the registered office in the manner prescribed by law. The Corporation may also have offices and places of business at such other locations as the Board of Directors may from time to time designate, or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.  Annual Meeting. It is the intention of the Corporation to hold a regular annual meeting of the Corporation’s shareholders during the month of July of each year. The time and place of such meeting shall be determined by the Board of Directors and communicated to the shareholders according to the requirements set forth herein. In the event a regular meeting of the shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of all voting shares of the Corporation may demand, pursuant to Minn. Stat. 302A.431, Subd. 2, that a regular meeting be held. Notwithstanding the foregoing, the failure of the Corporation to hold a regular annual meeting, in the absence of a demand by a shareholder or shareholders owning 3% or more of the voting shares of the Corporation to hold such a meeting, shall not affect the status of the directors or officers of the Corporation or the status of the Corporation to continue as an operating entity.

Section 2.  Place of Meeting. All meetings of the shareholders shall be held at the offices of the Corporation in the City of Minneapolis, Minnesota, or such other place as may be designated by the Board of Directors.

Section 3.  Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the chief executive officer, the chief financial officer, two or more directors, or by one or more shareholders holding 10% or more of the voting power of the shareholders.

Section 4.  Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. The written action shall be effective on the date on which the required written authorization is obtained from the last such shareholder, unless a different effective date is provided in the written action.

Section 5.  Voting By Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by secret ballot.

Section 6.  Notice of Meeting. Written or printed notice stating the place, date, hour, and purpose or purposes of any meeting of the shareholders, shall be delivered personally or by first class mail to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the meeting. Notice shall be given by or at the direction of the chief executive officer or chief financial officer or by such other officer, person or persons entitled to call the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mails, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice may be waived before, during, or after any meeting. The waiver may be oral, written, or by attendance at the meeting; provided, however, that attendance at a meeting will not constitute a waiver of notice if the shareholder attends the meeting for the purpose of objecting to the meeting itself or, at the meeting, objects to the consideration of a particular item prior to the voting thereon.

Section 7.  Quorum. At all meetings of shareholders, in order to constitute a quorum for the transaction of business, there shall be present, in person or represented by proxy, holders of record of a majority of the shares of the class or classes of the capital stock of the Corporation entitled to vote at such meeting, except that as to any action to be taken by shareholders voting separately as a class or classes, the holders of record of a majority of the shares entitled to vote separately as one class shall constitute a quorum of that class and may act separately with respect to such action whether or not a quorum of another class or classes is present, unless a larger number may be required by law. At any meeting of shareholders, if less than a quorum is present, the holders of record of a majority of the shares present and entitled to vote may adjourn the meeting from time to time until a quorum is present. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum at the meeting.

Section 8.  Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of the shareholders, or any adjournment thereof, or to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date, such date being not less than 10 days nor more than 60 days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed, the record date shall be the date of the meeting or, in the case of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record is fixed as aforesaid.

Section 9.  Voting of Shares. Each shareholder of record or his legal proxy shall be entitled to one vote for each voting share standing in his name as reflected on the stock transfer books of the Corporation as of the record date. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting may decide any question properly before the meeting and shall be the act of the shareholders unless the vote of a greater number of shares is required by law, the Articles of Incorporation or these Bylaws.

Section 10.  Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation at or before the time of the meeting. A proxy shall be valid for the period specified in the proxy or, if no expiration date is provided in the proxy, for a period not to exceed 11 months from the date of its execution. A proxy’s authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast and the authority exercised, written notice of such death or incapacity is given to the Corporation.

Section 11.  Adjournment. If any meeting of the shareholders is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at the time of its adjournment.

Section 12.  Shareholder Nomination of Director Candidates. Subject to the rights of the holders of any series of preferred stock then outstanding entitling the holders thereof to any special rights with respect to the election of directors of the Corporation, nominations for the election of directors of this Corporation may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally; provided, however, that any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of the shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  Election of Directors. The business and affairs of this Corporation shall be managed by its Board of Directors, who need not be shareholders.

Section 2.  Number and Tenure. At each annual meeting the shareholders shall determine the number of directors, which shall not be less than six (6) nor more than twelve (12); provided,

however, that between annual meetings of the shareholders, the authorized number of directors may be increased to a number not to exceed twelve (12) by action of the Board of Directors. Any such newly created directorship shall be filled by action of the Board of Directors. Each director shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders to serve until his respective successor has been elected and qualified.

Section 3.  Classification of Directors. The Board of Directors of this Corporation shall be divided into three classes, each class to consist of not less than two (2) nor more than four (4) members. The classes shall be designated Class One, Class Two, and Class Three, respectively. The terms of office of the initial Class One, Class Two, and Class Three directors shall expire at the annual meetings of the shareholders of this Corporation to be held during the years 1989, 1990 and 1991, respectively. At each annual meeting of the shareholders of this Corporation commencing in 1989, and each year thereafter, the successors to the class of directors whose terms expire at such meeting shall be elected to serve for terms of three years. In the event of death, resignation, or removal of a director during his elected term of office, his successor shall be elected to serve only until the expiration of the term of his predecessor.

Section 4.  Removal. Unless otherwise provided in the Articles of Incorporation, the Board of Directors, by a vote of not less than the majority of the entire Board, at any meeting thereof called for the purpose, and the holders of a majority of the shares entitled at the time to vote on the election of directors at any meeting of the shareholders called for the purpose, may remove any director with cause, but may not remove any director without cause.

Section 5.  Change in Number of Directorships and Vacancies. Subject to the Articles of Incorporation of this Corporation, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy in the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 6.  Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or to the President or Secretary of the Corporation. Unless a later date is specified in the notice of resignation as the effective date of resignation, resignation shall take effect on the date of receipt of the written notice by the Chairman, President, or Secretary. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 7.  Annual Meeting. It is the intention of the Corporation to hold an annual meeting of the Board of Directors during the month of July of each year. Except as may be otherwise provided in a resolution of the Board of Directors or in any notice of such meeting, if the Board of Directors has failed to act on the issue, the annual meeting shall be held immediately following the annual meeting of the shareholders, without notice other than this Bylaw. Notwithstanding the foregoing, the failure of the Corporation to hold an annual or other regularly scheduled meeting shall not affect the status of the directors or officers or the status of the Corporation to continue as an operating entity, unless the Board of Directors provides otherwise by resolution.

Section 8.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Board of Directors, or by any member of the Board.

Section 9.  Notice of Special Meetings. Notice of any special meeting shall be given at least five days prior thereto by written notice stating the date, time, and place of the special meeting and shall be delivered personally or by mail to each director. If mailed, such notice shall be deemed to be delivered upon being deposited in the United States Mails with postage thereon prepaid. A director may waive notice of any meeting before, during, or after the meeting and the waiver may be written, oral or by attendance. The attendance of a director at any meeting and participation therein shall constitute a waiver of notice of such meeting unless a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and such director does not thereafter participate in the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice for such meeting. No notice need be provided of any meeting which is adjourned and later reconvened other than by announcement at the meeting at which adjournment is taken.

Section 10.  Place of Meetings. Meetings of the Board shall be at the principal office of the Corporation in the City of Minneapolis, Minnesota or at such other place within or without the state as the directors may from time to time determine. A board meeting may be held by any means of communication through which the directors may simultaneously hear each other during the meeting, including by means of conference telephone. Participation in a meeting by that means constitutes presence in person at the meeting.

Section 11.  Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without notice other than an announcement at the meeting at which adjournment is taken. The directors present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 12.  Act of Board. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided herein, by the Articles, or by law.

Section 13.  Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 14.  Action Without  Meeting. Any action which is required or may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of all the directors entitled to vote with respect to the subject matter thereof, except as to matters that require shareholder approval, in which case a consent in writing shall be signed by all of the directors. Such written action shall be effective on the date when signed by the required number of directors, or such earlier effective date as set forth therein. When written action is permitted to be taken by less than all of the directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice shall not invalidate the written action. A director who does not sign or consent to the written action shall have no liability for the action or actions taken thereby.

Section 15.  Committees. The Board of Directors may, by a majority vote, designate two or more of their number to constitute an executive committee, which, to the extent determined by the Board and allowed by law, shall have and exercise the authority of the Board in the management of the business of the Corporation. Such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board. The Board of Directors by a majority vote may also appoint one or more natural persons who need not be Board members to serve on such other committees as the Board may determine. Such other committees shall have such powers and duties as shall from time to time be prescribed by the Board. A majority of the members of any committee present at a meeting is a quorum for the transaction of business. All committees shall keep accurate minutes of their meetings, which minutes shall be made available upon request to members of that committee and to any director.

Section 16.  Chairman of the Board. The directors shall elect one of their number to serve as Chairman of the Board, who shall preside, when present, at all meetings of the Board.

Section 17.  Presumption  of  Assent. For purposes of any liability as a director, a director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a)           He objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not thereafter participate in the meeting;

(b)           He votes against the action at the meeting; or

(c)           He is prohibited from voting at the meeting due to a conflict of interest.

ARTICLE IV

OFFICERS

Section 1.  Election of Officers. The Board of Directors shall, from time to time, elect a President/Chief Executive Officer and a Treasurer/Chief Financial Officer. The Board of Directors may, but shall not be required to, elect a Secretary and one (1) or more Vice Presidents, as they may determine. In addition, the Board of Directors may elect such other officers and agents as it may determine necessary, including Assistant Secretaries and Assistant Treasurers. Such officers shall exercise such powers and perform such duties as are prescribed by these By-Laws or as may be otherwise determined from time to time by the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person.

Section 2.  Terms of Office. The officers of the Corporation shall hold office for such terms as shall be determined from time to time by the Board of Directors or until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause.

Section 3.  Salaries. The salaries of all officers and agents of the Corporation shall be determined by the Board of Directors.

Section 4.  President/Chief Executive Officer. The President/Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have the general direction of the affairs of the Corporation. He shall preside, when present, at all meetings of the shareholders. He shall direct the general active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all contracts, mortgages and other instruments of the Corporation, and may appoint and discharge agents and employees unless the power to appoint and discharge is reserved by the Board to itself with respect to certain positions. He shall maintain records of, and, whenever necessary, certify all proceedings of the Board and of the shareholders, unless a Secretary has been elected or appointed hereunder. He shall be ex officio a member of any executive committee which may be constituted hereunder, and all other standing committees, and shall perform all such other duties as are incident to his office, or are properly required of him by the Board of Directors.

Section 5.  Vice Presidents. The Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election or appointment, shall perform the duties and exercise the powers of the President/Chief Executive Officer in his absence or incapacity. The Vice Presidents shall perform such other duties as the Board of Directors from time to time prescribe.

Section 6.  Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and record all votes and minutes of all proceedings in a book kept for that purpose, and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors when notice is required, and shall perform such other duties as may be prescribed by the Board of Directors or the President/Chief Executive Officer

under whose supervision he shall be. He shall keep in safe custody the seal, if any, of the Corporation, and shall affix the same to any instrument requiring it.

The Assistant Secretaries, in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election or appointment, shall, in the absence or incapacity of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

Section 7.  Treasurer/Chief Financial Officer and Assistant Treasurers. The Treasurer/Chief Financial Officer shall have the custody of the corporate funds and securities, and shall keep full and accurate financial records of the Corporation; shall deposit all moneys, drafts, and checks in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors; shall endorse for deposit all notes, checks, and drafts received by the Corporation, as ordered by the Board of Directors, making proper vouchers therefor; shall disburse the funds of the Corporation in discharge of corporate liabilities and obligations as may be ordered by the Board of Directors from time to time, taking the proper vouchers for such disbursements; shall render to the President and the Board of Directors, whenever required, an account of all of his transactions and of the financial condition of the Corporation; and shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer. He shall give the Corporation a bond, if required by the Board of Directors, in such sum as the Board of Directors may by resolution determine, with one (1) or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, vouchers, papers, money and other property of whatsoever kind in his possession or under his control belonging to the Corporation.

The Assistant Treasurers in the order designated by the Board of Directors shall, or in the absence of any designation, in the order of their election or appointment, in the absence or incapacity of the Treasurer/Chief Financial Officer, perform the duties and exercise the powers of the Treasurer/Chief Financial Officer, and shall perform such other duties as the Board of Directors shall prescribe.

Section 8.  Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors, by a majority vote, shall choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 9.  Delegation of Authority. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

Section 10.  Contract Rights. The election or appointment of a person as an officer or agent does not, of itself, create contract rights.

ARTICLE V

INDEMNIFICATION

To the full extent permitted or required by Section 302A.521 of the Minnesota Business Corporation Act, as the same now exists or may hereafter be amended, and by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whenever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the Corporation, or he is or was serving at the specific request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, shall be indemnified by the Corporation against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust, or other entity or enterprise. Indemnification provided by this paragraph shall continue as to a person or agent and shall inure to the benefit of the heirs, executors, and administrators of such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this paragraph.

ARTICLE VI

SHARES

Section 1.  Certificated and Uncertificated Shares.  Shares of the Corporation’s capital stock may be certificated or uncertificated.  If certificated, such certificates shall be in such form or forms as may be determined by the Board of Directors or those actually used in the event the Board fails to act.  All certificates shall be signed by the President/Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, if one has been elected or appointed, otherwise, by the Treasurer/Chief Financial Officer or an Assistant Treasurer; provided, however, that where a certificate is countersigned by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and registered by a registrar, the signatures of said officers on such certificates for shares may be facsimiles.  All certificates for shares shall be consecutively numbered or otherwise identified, and shall state the name of the Corporation, that it is organized under the laws of the State of Minnesota, the name of the person to whom the shares are issued, the number and class of shares, and the designation of the series, if any, that the certificate represents.  The name of the person to whom the shares are issued with the number of shares and date of issue shall be entered on the books of the Corporation.

Section 2.  Transfer of Shares.  The shares of stock of the Corporation shall be transferable on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.  A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 3.  Lost Certificates. Any shareholder claiming a certificate for shares to be lost, destroyed, or wrongfully taken shall make an affidavit or affirmation of that fact and, if the Board of directors so requires, shall:

(a)           advertise such fact in such manner as the Board of Directors may require;

(b)           give to the Corporation and its transfer agent and registrar, if any, a bond of indemnity in open penalty as to amount or in such other sum as the Board of Directors may direct, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the Corporation, if any, and with or without such sureties as the Board of Directors with the approval of the transfer agent and registrar, if any, may prescribe; and

(c)           satisfy such other requirements as may be imposed by the Board.

If notice by the shareholder of the loss, destruction, or wrongful taking of a certificate is received by the Corporation before the Corporation has received notice that the shares represented by such certificate have been acquired by a bona fide purchaser, and if the foregoing requirements imposed by the Board are satisfied, then the Board of Directors shall authorize the issuance of a new certificate for shares of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

Section 4.  Dividends. The Board of Directors may declare dividends to the extent permitted by Section 302A.551 of the Minnesota Business Corporation Act as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sums as the Board of Directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board of Directors shall think conducive to the interests of the Corporation.

ARTICLE VII

MISCELLANEOUS

Section 1.  Books of Account. The Corporation shall keep such books of account as are required by Section 302A.461 of the Minnesota Business Corporation Act and every shareholder shall have a right to examine such books, in person or by agent or attorney, as provided in that Section of the Act.

Section 2.  Corporate Seal. If so directed by the Board of Directors, the Corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation. The seal need only include the word “seal”, but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

Section 3.  Checks and Documents. All checks or demands for money and notes of the Corporation and all other instruments, documents or deeds of every kind, nature and description required to be executed in the name and on behalf of the Corporation shall be signed by the Treasurer/Chief Financial Officer or by such of the officers or agents of the Corporation as the Board of Directors may from time to time by resolution designate and determine.

Section 4.  Fiscal Year. The fiscal year of this Corporation shall be as determined by resolution of the Board of Directors.

Section 5.  Amendments to By-Laws. These By-Laws may be amended or altered by the vote of a majority of the Board of Directors present at any meeting; provided, that notice of such proposed amendments shall have been given in the notice given to the directors of such meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such By-Laws as prescribed by statute and subject to any other limitations on such authority prescribed by statute.

Section 1.  Waiver. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of Chapter 302A of the Minnesota Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.